UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Aspen Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aspen Group, Inc.

276 Fifth Avenue, Suite 505

New York, New York, 10001

(646) 448-5144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Aspen Group, Inc.:

We are pleased to invite you to attend the 2019 Annual Meeting of the Stockholders (the “Annual Meeting”) of Aspen Group, Inc., a Delaware corporation (the “Company”), which will be held at 9:30 a.m., local time on December 30, 2019 at Aspen Group, Inc., 4615 E. Elwood Street, Phoenix, Arizona 85040, for the following purposes:

1.

Elect seven members of the Board of Directors for a one-year term expiring at the 2020 Annual Meeting of Stockholders;

2.

Approve an amendment to the Aspen Group, Inc. 2018 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the Plan from 500,000 to 1,100,000 shares;

3.

Ratify the selection of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for fiscal year ending April 30, 2020;

4.

Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting; and

5.

Transact such other business as may properly come before the Annual Meeting.

The Company’s Board of Directors (the “Board”) has fixed the close of business on November 1, 2019 as the date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on

December 30, 2019.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended April 30, 2019, as amended, are available at: https://www.proxyvote.com.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to stockholders. Registration and seating will begin at 9:00 a.m. Shares can be voted at the Annual Meeting only if the holder is present in person or is represented by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote your shares via the internet, by phone or by signing and dating the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ Michael Mathews
Michael Mathews
Chief Executive Officer

Dated: November 5, 2019

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Table of Contents

Page

Questions and Answers Regarding the Annual Meeting of Stockholders	1

Proposal 1. Election of Directors	5

Director Nominees	5

Executive Officers	7

Corporate Governance	8

Transactions with Related Persons	11

Executive Compensation	12

Director Compensation	16

Security Ownership of Certain Beneficial Owners and Management	17

Proposal 2. Approval of an Amendment to the Aspen Group, Inc. 2018 Equity Incentive Plan	19

Proposal 3. Ratification of the Selection of Salberg & Company, P.A. as the Company’s Independent Registered Public Accounting Firm for Fiscal Year ending April 30, 2020	24

Audit Committee Report	25

Other Matters	27

Annex A Amendment to the Aspen Group, Inc. 2018 Equity Incentive Plan	A-1

i

Aspen Group, Inc.

276 Fifth Avenue, Suite 505

New York, New York, 10001

(646) 448-5144

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is being sent to the holders of shares of voting stock of Aspen Group, Inc., a Delaware corporation (“AGI” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2019 Annual Meeting of Stockholders of the Company which will be held at 9:30 a.m., local time on December 30, 2019 at Aspen Group, Inc., 4615 E. Elwood Street, Phoenix, Arizona 85040 (the “Annual Meeting”). This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended April 30, 2019 (the “2019 Fiscal Year”), as amended by Amendment No. 1 on Form 10-K/A filed on July 7, 2019, and Amendment No. 2 on Form 10-K/A filed on August 28, 2019, are first being mailed to the stockholders entitled to vote at the Annual Meeting on or about November 6, 2019.

Who is entitled to vote?

The Board has fixed the close of business on November 1, 2019 as the record date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 19,101,284 shares of common stock outstanding. Each share of the Company’s common stock represents one vote that may be voted on each matter that may come before the Annual Meeting. There are no shares of preferred stock that are entitled to vote.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Action Stock Transfer Corporation, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the meeting?

Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date. Please see below for instructions on how to vote at the Annual Meeting if your shares are held in street name.

How do I vote?

Record Holder

1.	Vote by Internet. The website address for internet voting is on your proxy card.
2.	Vote by phone. Call 1-800-690-6903 and follow the instructions on your proxy card.
3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Attend and vote at the Annual Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name)

1.	Vote by Internet. The website address for internet voting is on your proxy card.
2.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

What constitutes a quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares of stock entitled to vote, as of the Record Date, are represented in person or by proxy. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. Broker non-votes (because there are routine matters presented at the Annual Meeting) and abstentions are counted as present for the purpose of determining the existence of a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, then Mr. Michael Mathews, our Chief Executive Officer and Chairman of the Board, or Mr. Joseph Sevely, our Chief Financial Officer, are authorized to adjourn the Annual Meeting until a quorum is present or represented.

Which proposals are considered “Routine” or “Non-Routine”?

Proposals 2 and 3 are routine;

Proposal 1 is non-routine.

What is a “broker non-vote”?

If your shares are held in street name, you must instruct the organization which holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” Broker non-votes do not count as a vote “FOR” or “AGAINST” any of the proposals submitted to a vote at the Annual Meeting.

If you are a stockholder of record, and you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If your shares are held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization may generally vote at its discretion on routine matters, but not on non-routine matters. If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by the Board on any non-routine matter. See the note below and the following question and answer.

How many votes are needed for each proposal to pass, is broker discretionary voting allowed and what is the effect of an abstention?

Proposals		Vote Required	Broker Discretionary Vote Allowed	Effect of Abstentions and Broker Non-Votes on the Proposal
(1)	Elect seven members of the Board of Directors;	Plurality	No	None
(2)	Approve an Amendment to the Aspen Group, Inc. 2018 Equity Incentive Plan to increase from 500,000 to 1,100,000 shares the number of shares of common stock available for issuance under the plan;	Majority of the votes cast	No	None
(3)	Ratify the selection of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for fiscal year ending April 30, 2020;	Majority of the votes cast	Yes	None
(4)

Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

		Majority of the votes cast	Yes	None

What are the voting procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to the remaining proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your voting instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of the Company, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of the Company’s nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce the Company’s printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold the Company’s stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company’s Corporate Secretary at: Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company’s Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to the Company’s stockholders with any of the proposals brought before the Annual Meeting.

Can a stockholder present a proposal to be considered at the Annual Meeting?

For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement and proxy card for the next annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) the following is required:

•

Our Corporate Secretary must receive the written proposal no later than July 6, 2020, which is 120 calendar days prior to the one year anniversary of the date the Company’s Proxy Statement was mailed to stockholders in connection with the Annual Meeting. Such proposals also must comply with Securities and Exchange Commission (the “SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored materials.

•

Our Bylaws include advance notice provisions that require stockholders who desire to recommend or nominate individuals to the Board or who wish to present a proposal at the next annual meeting to do so in accordance with the terms of the advance notice provisions. For a stockholder proposal or a nomination that is not intended to be included in the Company’s Proxy Statement and proxy card under Rule 14a-8, our Corporate Secretary must receive the written proposal not later than the close of business on the 120th day (or July 6, 2020) nor earlier than the close of business on the 150th day (or June 6, 2020) prior to the one year anniversary of the date on which the Company released its proxy materials to its stockholders for the Annual Meeting; provided, however, that in the event that the date of the next annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s Annual Meeting, for notice by the stockholder to be timely, such stockholder’s written notice must be delivered to the secretary not later than the close of business on the 90th day prior to the next Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, whichever is later. Your notice must contain the specific information set forth in our Bylaws.

•

Additionally, you must be a record holder at the time you deliver your notice to the Corporate Secretary and are entitled to vote at the next annual meeting of stockholders.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary.

We reserve the right to amend the Company’s Bylaws and any change will apply to the next Annual Meeting unless otherwise specified in the amendment.

The Board Recommends that the Stockholders Vote “FOR” Proposals 1, 2, 3 and 4.

PROPOSAL 1. ELECTION OF DIRECTORS

The Board currently consists of seven directors. The terms of all of the Company’s current directors will expire at the Annual Meeting. On the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the following current directors: (i) Michael Mathews, (ii) Frank Cotroneo, (iii) Norman D. Dicks, (iv) C. James Jensen, (v) Andrew Kaplan, (vi) Malcolm F. MacLean and (vii) Sanford Rich for election at the Annual Meeting.  Directors are to be elected by a plurality vote to serve until the 2020 annual meeting of stockholders of the Company and until their successors have been duly elected and qualified.

If all of the director nominees named in this Proxy Statement are elected at the Annual Meeting the Board will consist of seven directors. The proxies cannot be voted for a greater number of persons than the number of the director nominees named in this Proxy Statement.

The Board recommends a vote “FOR” the election of each of the director nominees.

DIRECTOR NOMINEES

The following table sets forth information provided by the nominees as of the record date. All of the nominees are currently serving as directors of the Company. All of the nominees have consented to serve if elected at the Annual Meeting.

Name	Age	Position
Michael Mathews	58	Chairman of the Board
Norman D. Dicks	78	Director
C. James Jensen	78	Director
Andrew Kaplan	54	Director
Malcolm F. MacLean IV	50	Director
Sanford Rich	61	Director
Frank Cotroneo	61	Director

Director Nominee Biographies

Michael Mathews has served as the Company’s Chief Executive Officer and a director since March 2012 and as Chief Executive Officer of Aspen University Inc. (“Aspen University”), a subsidiary of the Company, since May 2011. He served as Chief Executive Officer of Interclick, Inc. (“Interclick”) (Nasdaq: ICLK) from August 28, 2007 until January 31, 2011. From June 2007 until it was acquired by Yahoo, Inc. (Nasdaq: YHOO) in December 2011, Mr. Mathews also served as a director of Interclick. From May 15, 2008, until June 30, 2008, Mr. Mathews served as the interim Chief Financial Officer of Interclick. From 2004 to 2007, Mr. Mathews served as the senior vice-president of marketing and publisher services for World Avenue U.S.A., LLC, an Internet promotional marketing company. Mr. Mathews was selected to serve as a director due to his knowledge of the for profit education industry, his commitment to “making college affordable again”, his track record of success in managing early stage and growing businesses, his extensive knowledge of the Internet marketing industry and his knowledge of running and serving on the boards of public companies.

Frank Cotroneo has served as a director since December 2018. Mr. Cotroneo is the Chief Executive Officer of Core Business Consulting, LLC, a consulting firm, which he founded in 2004, specializing in strategic and financial planning, business development, capital restructuring, third party vendor management, enterprise resource planning and financial systems implementation, internal control improvements, risk management, and leadership development. Mr. Cotroneo has more than 30 years of business and senior management experience, including serving as the Chief Financial Officer of Acxiom Corporation (currently LiveRamp Holdings, Inc.), H&R Block and MasterCard International Inc., and serving as the Chairman of the Audit Committee of Interclick, Inc. (Nasdaq: ICLK).  Mr. Cotroneo was selected to serve as a director due to his extensive senior executive management experience and accounting, internal control and financial expertise.

Norman D. Dicks has served as a director since November 17, 2016. He was a member of the United States House of Representatives for approximately 36 years. He has served as Senior Policy Advisor to law firm Van Ness Feldman LLP since 2013, advising clients on a wide-range of public policy, strategic, and regulatory issues, particularly those in the environmental sector. Prior to joining the firm, Congressman Dicks represented Washington State’s 6th Congressional District from 1977 to 2013, during which time he received a first-term appointment to the House Appropriations Committee, a committee he served on for his entire tenure in Congress. In addition, Congressman Dicks served on and chaired the Interior Appropriations Subcommittee, where he made environmental issues a priority, and worked on issues affecting the National Parks, National Forests, and Native American issues. Congressman Dicks also was the chair of the Defense Appropriations Committee, and concluded his tenure in Congress as top-ranking Democratic Member on that Committee, and top-ranking Democrat on the House Appropriations Committee. From 1990 to 1998, Congressman Dicks served on the House Intelligence Committee and was awarded the CIA Directors Medal. Upon his retirement, Congressman Dicks received the Department of Defense Distinguished Public Service Medal, the highest honor bestowed upon a civilian, for his work on behalf of military members and their families. Congressman Dicks was appointed a director for his experience and expertise on a wide range of public policy, strategic and regulatory issues. Given the regulatory nature of our business, Congressman Dicks’ experience provides invaluable insight and advice to the Board and management regarding our debtless education solution to adults across America.

C. James Jensen has served as a director of the Company since March 2012 and of Aspen University since May 2011. He also serves as Chairman of the Executive Committee of the Board of Directors. He is an active member of the World Presidents’ Organization, a life director of the Institute of Noetic Sciences, and is Vice Chairman of American Global Health Group. He is also the author of the book 7 KEYS To Unlock Your Full Potential. Mr. Jensen was selected as a director due to his previous service on public company boards and his experience with entrepreneurial companies.

Andrew Kaplan has served as a director of the Company since June 2014. Since January 1, 2015, Mr. Kaplan has been a Managing General Partner in Education Growth Partners, a private equity firm focused exclusively on the education and training industry. From July 2000 through March 2014, Mr. Kaplan was a partner in Quad Partners (“Quad”) a private equity firm focused exclusively on the education industry. During his tenure with Quad, Mr. Kaplan also served as a Managing Director of Quad College Group, the operational team focused on Quad’s postsecondary portfolio. From March 2014 to December 2014, Mr. Kaplan was a consultant to the education industry. Mr. Kaplan was selected as a director for his extensive knowledge of the education industry.

Malcolm F. MacLean IV has served as a director of the Company since November 17, 2016. Mr. MacLean is the Managing Partner and Director of Tokyo-based Star Asia Group, LLC, an independent investment management group investing primarily in various Japanese real estate related opportunities, which Mr. MacLean co-founded in November 2006. Mr. MacLean is responsible for the day-to-day investment activities at the firm as co-Chair of the Investment Committee. Mr. MacLean is also the co-Founder and Managing Member of Taurus Capital Partners LLC, based in Los Angeles, which makes opportunistic investments in public and private companies, partnerships and other structured vehicles. Mr. MacLean was selected as a director for his extensive investment banking experience, history of entrepreneurial and investment success as well as business operational expertise.

Sanford Rich has served as a director of the Company since March 2012. Since January 2016 Mr. Rich has served as the Executive Director of the New York City Board of Education Retirement System. From November 2012 to January 2016, Mr. Rich served as the Chief of Negotiations and Restructuring for the Pension Benefit Guaranty Corporation (a United States Government Agency). Mr. Rich served as a director of Interclick from August 28, 2007 until June 5, 2009 and as Audit Committee Chairman from August 2007 to June 2009. From February 2009 to December 2012 Mr. Rich was a Managing Director of Whitemarsh Capital Advisors, a broker-dealer. Since April 2006, Mr. Rich has served as a director and Audit Committee Chairman for InsPro Technologies (OTCQB: ITCC). Mr. Rich was selected as a director for his 35 years of experience in the financial sector, investment and commercial banking experience and his experience serving on the audit committees of public companies.

EXECUTIVE OFFICERS

Name	Age	Position
Michael Mathews	58	Chief Executive Officer
Joseph Sevely	59	Chief Financial Officer
Dr. Cheri St. Arnauld	63	Chief Academic Officer
Gerard Wendolowski	34	Chief Operating Officer
Anne McNamara	66	Chief Nursing Officer

See “Director Nominee Biographies” above for Mr. Michael Mathews’ biography.

Joseph Sevely has been the Company Chief Financial Officer since September 11, 2018. Prior to his appointment, from February 2016 to September 2018, Joseph L. Sevely, taught undergraduate and graduate classes as part of the adjunct faculty at Columbia University, New York University, Fairfield University and St. John’s University.  From May 2010 till September 2015, Mr. Sevely served as the Chief Financial Officer of Cutwater Asset Management LLC, a holding company for a fixed income asset management company and broker/dealer, which is now part of BNY Mellon.

Cheri St. Arnauld has been the Company’s Chief Academic Officer since June 11, 2017. Dr. St. Arnauld previously served as Aspen University’s Chief Academic Officer beginning March 6, 2014. From January 2012 until March 6, 2014, Dr. St. Arnauld was an educational consultant for the St. Arnauld Group.  From 2012 to 2008, Dr. St. Arnauld was the Provost, Chief Academic Officer of Grand Canyon University.

Gerard Wendolowski has been the Company’s Chief Operating Officer since March 11, 2014. From May 2011 until March 11, 2014, Mr. Wendolowski served as Aspen University’s Senior Vice President of Marketing and Business Development.

Anne McNamara was appointed Chief Nursing Officer of the Company on October 31, 2019 and has served as Chief Nursing Officer of Aspen University Inc., our wholly-owned subsidiary, since June 2018. Dr. McNamara’s principal duties are to lead and oversee our hybrid online/campus pre-licensure BSN nursing program including its expansion. From January 2017 to date, she has been the President of McNamara Solutions, LLC, a consulting firm whose principal client was Aspen University until she became an employee.  From April 2015 to December 2916, Dr. McNamara was Academic President of Galen School of Nursing. From March 2007 to October 2014, Dr. McNamara was Dean and a Professor at Grand Canyon University’s College of Nursing and Health Professions.

CORPORATE GOVERNANCE

Board Responsibilities

The Board oversees, counsels, and directs management in the long-term interest of the Company and its stockholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of the Company. The Board is not, however, involved in the operating details on a day-to-day basis. In December 2017, our Board established an Executive Committee which, subject to the limitations of Delaware law, has since performed certain functions of the Board.

Board Committees and Charters

The Board and its committees meet throughout the year and act by written consent from time to time as appropriate. The Board delegates various responsibilities and authority to its Board committees. Committees regularly report on their activities and actions to the Board. The Board currently has and appoints the members of the following standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee (the “Nominating Committee”) and the Regulatory Oversight Committee (the “Regulatory Committee”). Each of the committees, except for the Executive Committee, has a written charter approved by the Board which can be found on our corporate website at http://ir.aspen.edu/governance-docs.

The following table identifies the independent and non-independent current Board and committee members:

Name	Independent	Executive	Audit	Compensation	Nominating	Regulatory
Michael Mathews
Frank Cotroneo	✓		Chairman
Norman D. Dicks	✓			✓	Chairman	✓
C. James Jensen	✓	Chairman	✓	Chairman
Andrew Kaplan	✓	✓			✓	Chairman
Malcolm F. MacLean IV	✓				✓
Sanford Rich	✓	✓	✓

Director Independence

With the exception of Michael Mathews, our Board has determined that all of the directors are independent as such term is defined under The Nasdaq Stock Market Rules (the “Nasdaq Rules”).

Our Board has determined that as a result of being employed as an executive officer, Mr. Mathews is not independent under the Nasdaq Rules.

Our Board has also determined that Messrs. Frank Cotroneo, Sanford Rich and C. James Jensen meet the independence requirements under the Nasdaq Rules and the heightened independence requirements for Audit Committee members under the rules of the SEC. Also, our Board has determined that Messrs. C. James Jensen and Norman D. Dicks are independent under the Nasdaq Rules independence standards for compensation committee members.

Committees of the Board of Directors

Executive Committee

The function of the Executive Committee is to provide a committee for the Company which can approve corporate actions efficiently or in a timely fashion when the full Board is unavailable. The Executive Committee was established in December 2017.

Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Audit Committee Financial Expert

Our Board has determined that each of Mr. Frank Cotroneo and Mr. Sanford Rich is qualified as an Audit Committee Financial Expert, as that term is defined under the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002. Mr. Cotroneo is the Audit Committee Chairman.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to stockholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering the Aspen Group, Inc. 2012 Equity Incentive Plan and Aspen Group, Inc. 2018 Equity Incentive Plan.

Nominating Committee

The responsibilities of the Nominating Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establishing procedures for the nomination process including procedures, oversight of possible conflicts of interests involving the Board and its members, developing corporate governance principles, and the oversight of the evaluations of the Board and management. The Nominating Committee has not established a policy with regard to the consideration of any candidates recommended by stockholders. If we receive any stockholder recommended nominations, the Nominating Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Regulatory Committee

The Committee established the Regulatory Committee in October 2019. Its principal duties are to oversee management and the Company’s compliance with the regulated aspects of its education business and to report to the Board.

Board and Committee Meetings in the 2019 Fiscal Year

In the 2019 Fiscal Year the Board had six meetings, the Executive Committee had one meeting, the Audit Committee had five meetings, and the Compensation Committee and the Nominating Committee only acted by written consent during the 2019 Fiscal Year.

There were no directors (who were incumbent at the time) except for Malcolm MacLean, who attended fewer than 75 percent of the aggregate total number of Board meetings and meetings of the Board committees of which the director was a member during the 2019 Fiscal Year.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Our Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its stockholders. Although there are many other factors, the Board seeks individuals with experience on public company boards or the investment community, experience on operating growing businesses, and experience with online universities.

Board Leadership Structure

We have chosen to combine the Chief Executive Officer and Board Chairman positions. We believe that this Board leadership structure is the most appropriate for the Company. Because we are a small company, it is more efficient to have the leadership of the Board in the same hands as the Chief Executive Officer. The challenges faced by us at this stage – implementing our business and marketing plans and continuing to manage our growth – are most efficiently dealt with by one person who is familiar with both the operational aspects as well as the strategic aspects of our business. Our new Regulatory Committee will play an important role assisting the Board.

Board Risk Oversight

Our risk management function is overseen by our Board. Our management keeps its Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Mr. Michael Mathews, as our Chief Executive Officer and Chairman of the Board, works closely together with the Board once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. Presently, the primary risks affecting us are our ability to grow our business including the expansion of our pre-licensure BSN campus and our family nurse practitioner programs, and manage our expected growth consistent with regulatory oversight.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistleblowing or the prompt reporting of illegal or unethical behavior. We will provide a copy, without charge, to anyone that requests a copy of our code of ethics in writing by contacting Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership of our common stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during the 2019 Fiscal Year, except that one Form 4 for Michael Mathews reporting cashless exercise of warrants was not timely filed due to an administrative error.

Family Relationships

There are no family relationships among our directors and/or executive officers.

Communication with our Board of Directors

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

TRANSACTIONS WITH RELATED PERSONS

On December 1, 2017, the Company completed the acquisition of United States University and, as part of the consideration, issued a $2,000,000 convertible note (the “2017 Note”), bearing 8% annual interest that matured over a two-year period after the closing. At the option of the holder, on each of the first and second anniversaries of the closing date, $1,000,000 of principal and accrued interest under the 2017 Note was convertible into shares of the Company’s Common Stock based on the volume weighted average price per share for the 10 preceding trading days (subject to a floor of $2.00 per share) or become payable in cash. The 2017 Note was subsequently assigned by the holder to a third party and is no longer outstanding. The holder was an affiliate of Oksana Malysheva who served as a director of the Company from December 15, 2007 until December 13, 2018.

On July 18, 2018, the Company entered into a Stock Purchase Agreement with Educaciόn Significativa for the repurchase of 1,000,000 shares of the Company’s Common Stock at $7.40 per share. Ms. Oksana Malysheva, a then director of the Company, is the sole member and manager of Linden Education, which is the sole voting member of Educaciόn Significativa. The Company simultaneously sold 1,000,000 shares of Common Stock to a large asset manager at the same price or $7.40 per share.

On November 5, 2018, the Company entered into an agreement (the “Credit Facility Agreement”) providing for a $5 million revolving credit facility (the “Facility”) with the Leon and Toby Cooperman Family Foundation (the “Lender”), of which Mr. Leon Cooperman, a principal stockholder of the Company, is the trustee. Borrowings under the Credit Facility Agreement are evidenced by a revolving promissory note (the “Note”) and bear interest at 12% per annum. The Facility matures on November 4, 2021. Pursuant to the terms of the Credit Facility Agreement, the Company agreed to pay to the Lender a $100,000 one-time upfront facility fee. The Company also agreed to pay to the Lender a commitment fee, payable quarterly at the rate of 2% per annum on the undrawn portion of the Facility. As of the date of this Amendment, the Company has not borrowed any sum under the Facility. Pursuant to the Credit Facility Agreement, on November 5, 2018 the Company issued to the Lender warrants to purchase 92,049 shares of the Company’s Common Stock exercisable for five years from the date of issuance at the exercise price of $5.85 per share (the “Warrants”). On March 6, 2019, in connection with entering into loan agreements with the Lender and another stockholder of the Company, the Company amended and restated the Credit Facility Agreement and the related revolving promissory note to grant the Lender a first priority lien in certain deposit accounts of the Company, all current and future accounts receivable of Aspen University Inc. and United States University, Inc., subsidiaries of the Company (the “Subsidiaries”), certain of the deposit accounts of the Subsidiaries and all of the outstanding capital stock of the Subsidiaries (the “Collateral”) on a pari passu basis with the other lender.

On March 6, 2019, the Company entered into a loan agreement with the Lender. The Loan Agreement provides for a $5 million term loan (the “Loan”), evidenced by a term promissory note and security agreement (the “Note”), for proceeds of $5 million. The Loan bears interest at 12% per annum and matures on September 6, 2020, subject to one 12-month extension upon the Company’s option and upon payment of a 1% one-time extension fee. The Company’s obligations under the Loan Agreement are secured by a first priority lien in the Collateral. Concurrently with entering into the Loan Agreement, the Company entered into, and borrowed another $5 million under, a loan agreement with another stockholder of the Company, which is not a related party, on the same terms as are contained in the Loan Agreement.

EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us for the 2019 Fiscal Year and the fiscal year ended April 30, 2018 (the “2018 Fiscal Year”) to our Chief Executive Officer (principal executive officer) serving during the last fiscal year and the two other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Option Awards ($) (f)(2)		All Other Compensation (i)		Total ($) (j)

Michael Mathews	2019	324,998	30,143	512,000	(3)	79,920	(4)	947,061
Chief Executive Officer	2018	324,992	30,000	282,000		80,520	(5)	717,512

Cheri St. Arnauld	2019	300,000	30,178	460,800		—		790,978
Chief Academic Officer	2018	295,500	30,000	152,700		—		478,200

Gerard Wendolowski	2019	300,000	30,142	460,800		—		790,942
Chief Operating Officer	2018	295,500	30,000	282,000		—		607,500

———————

(1)

Represents cash bonuses.

(2)

These amounts do not reflect the actual economic value realized by the Named Executive Officers. The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718 and the SEC disclosure rules. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions.

(3)

Includes five-year stock options to purchase 200,000 shares of Common Stock granted in July 2018 exercisable at $7.55 per share that were cancelled in March 2019 with Mr. Mathews’ consent. These stock options were cancelled in order to increase the number of shares which remain available for future awards under the Aspen Group, Inc. 2012 Equity Incentive Plan and Mr. Mathews did not receive any value in exchange for the cancellation.

(4)

The Company currently provides and will continue to provide perquisites that it feels are necessary to enable the Named Executive Officers to perform their responsibilities efficiently, to minimize distractions and help build a successful culture and business.  We believe the benefit, financial or otherwise, the Company receives from providing these perquisites significantly outweighs the cost of providing them.  This amount includes $5,200 per month paid for the rental of a home in the Phoenix, Arizona area which Mr. Mathews used instead of a hotel, as Mr. Mathews split his time during the 2019 Fiscal Year between the Phoenix and New York offices given the majority of the Company’s employees are based in Phoenix. The Compensation Committee approved this arrangement since the cost of a hotel and meals would have exceeded the rental amount.  Additionally, this amount includes a total of $16,800 in country club dues in the Phoenix area which the Company paid in accordance with the approval of the Compensation Committee. On a monthly basis, employees of the Phoenix office used the country club as part of a shared team-building experience.  Mr. Mathews reimbursed the Company for personal expenses he incurs at the country club.  These sums are disclosed in this Summary Compensation Table pursuant to the SEC Staff’s interpretations, even though the payment of these expenses resulted in a benefit to the Company and saved the Company money.

(5)

This amount includes $5,500 per month paid for the rental of a home in the Phoenix, Arizona area which Mr. Mathews used instead of a hotel and a total of $13,370 in country club dues in the Phoenix area.

Named Executive Officer Employment Agreements

The Company has entered into Employment Agreements with Michael Mathews, Cheri St. Arnauld and Gerard Wendolowski. Set forth below is the description of the material terms of the Employment Agreements.

Michael Mathews. The Employment Agreement with Mr. Mathews effective November 1, 2016 provides that he will serve as the Chief Executive Officer of the Company for a period of three years, subject to an automatic renewal for successive one-year terms unless prior notice of non-renewal is given by either party. Pursuant to his Employment Agreement, Mr. Mathews shall receive an annual base salary of $325,000.

Cheri St. Arnauld. Pursuant to her Employment Agreement effective June 11, 2017, Dr. St. Arnauld will serve as the Chief Academic Officer of the Company for a period of three years, subject to an automatic renewal for successive one-year terms unless prior notice of non-renewal is given by either party. Pursuant to her Employment Agreement, Dr. St. Arnauld shall receive an annual base salary of $300,000.

Gerard Wendolowski. Mr. Wendolowski’s Employment Agreement effective November 11, 2014, provides that he will serve as the Chief Operating Officer of the Company for a period of three years, subject to an automatic renewal for successive one-year terms unless prior notice of non-renewal is given by either party. Mr. Wendolowski’s Employment Agreement originally provided for an annual base salary of $200,000. Mr. Wendolowski’s annual base salary was subsequently increased from $200,000 to $240,000 effective July 1, 2016, followed by an increase to $264,000 on January 1, 2017 and to $300,000 on June 11, 2017.

Bonuses

Target Bonus

For each fiscal year during the term of the Named Executive Officers’ Employment Agreements beginning May 1 and ending April 30 of the applicable fiscal year, each Named Executive Officer has the opportunity to earn a bonus up to 30%, 66% or 100% of his or her then base salary (the “Target Bonus”) as follows.

When the Company achieves annual Adjusted EBITDA (as defined in their Employment Agreements) at certain threshold levels (each, an “EBITDA Threshold”), the Named Executive Officers shall receive an automatic cash bonus (the “Automatic Cash Bonus”) equal to a percentage of his or her then base salary, and shall receive a grant of fully vested shares of the Company’s common stock having an aggregate Fair Market Value (as such term is defined in the Plan) equal to a percentage of the Named Executive Officer’s then base salary (the “Automatic Equity Bonus”). In addition, each Named Executive Officers shall be eligible to receive an additional percentage of his or her then Base Salary as a cash bonus (the “Discretionary Cash Bonus”) and an additional grant of fully vested shares of the Company’s common stock having an aggregate Fair Market Value equal to a percentage of the Named Executive Officers’ then base salary (the “Discretionary Equity Bonus”) based on the Board’s determination that the Named Executive Officer has achieved certain annual performance objectives established at the beginning of each fiscal year. There were no performance objectives set for 2018 Fiscal Year and 2019 Fiscal Year.

The EBITDA Thresholds and corresponding bonus levels are set forth in the table below. For the avoidance of doubt, the Named Executive Officer shall only be eligible to receive the bonuses associated with a single EBITDA Threshold; i.e. in the event the Company attains EBITDA Threshold (2), only the bonuses associated with EBITDA Threshold (2) below (and not the bonuses associated with EBITDA Threshold (1)) shall be applicable.

EBITDA Threshold	Automatic Cash Bonus	Automatic Equity Bonus	Discretionary Cash Bonus	Discretionary Equity Bonus
$1,000,000 - $1,999,999	7.5%	7.5%	Up to 7.5%	Up to 7.5%
$2,000,000 - $3,999,999	16.5%	16.5%	Up to 16.5%	Up to 16.5%
$4,000,000 and over	25%	25%	Up to 25%	Up to 25%

The earning of the Automatic Cash Bonus is subject to the Company having at least $2,000,000 in available cash after deducting the Target Bonuses paid to all executive officers of the Company or its subsidiaries under the same Target Bonus formula pursuant to such executives’ employment agreements (the “Cash Threshold”) and the executive officer continuing to provide services under their Employment Agreement on the applicable Target Bonus determination date. If the Company is unable to pay the Automatic Cash Bonus as a result of not meeting the Cash Threshold, no Automatic Cash Bonus will be earned for that fiscal year.

Discretionary Bonus

Each of the Named Executive Officers is entitled to receive discretionary bonuses under their Employment Agreements at the discretion of the Compensation Committee. In the 2018 Fiscal Year and 2019 Fiscal Year, the Named Executives Officers were each paid discretionary cash bonuses as disclosed in the Summary Compensation Table.

Termination Provisions

Under their Employment Agreements, the Named Executive Officers are entitled to severance payments. All of the termination provisions are intended to comply with Section 409A of the Internal Revenue Code of 1986 (the “Code”), and the Regulations thereunder.

In the event of termination by the Company without “cause” or resignation for “good reason,” each of the Named Executive Officers is entitled to receive 12 months base salary, immediate vesting of unvested equity awards and continued benefits for six months.

In case of termination or change in title upon a change of control event, each of the Named Executive Officers is entitled to receive 18 months base salary, immediate vesting of unvested equity awards, continued benefits for 18 months and 100% of the existing Target Bonus, if any, for that fiscal year when the change of control occurs.

“Change of control” is defined in the Employment Agreements the same way it is defined under Section 409A of the Code. Generally, “good reason” is defined as a material diminution in the Named Executive Officer’s authority, duties or responsibilities due to no fault of his or her own (unless he or she has agreed to such diminution); or (ii) any other action or inaction that constitutes a material breach by the Company under the Employment Agreement; or (iii) generally a relocation of the principal place of employment to a location outside of metropolitan New York, New York or Phoenix, Arizona area.

In the event employment is terminated at the end of the term upon the notice of non-renewal and a Named Executive Officer remains employed until the end of the term, such Named Executive Officer will be entitled to receive six months base salary and continued benefits for six months.

Under the terms of the Employment Agreements, the Named Executive Officers are subject to non-competition and non-solicitation covenants during the term of their employment and during one year following termination of employment with the Company. The Employment Agreements also contain customary confidentiality and non-disparagement covenants.

Outstanding Equity Awards at April 30, 2019

Listed below is information with respect to unexercised options that have not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of April 30, 2019. The vesting of all unvested options is subject to continued employment on each applicable vesting date.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)

Michael Mathews	16,667	8,333	(1)		2.28	4/15/20
	27,778	13,889	(2)		2.28	4/15/20
	161,111	80,556	(3)		2.28	1/31/21
	16,051	8,025	(4)		2.28	11/23/20
	9,259	4,630	(5)		2.28	11/23/20
	162,500	—	(6)		1.86	9/4/19
	125,000	—			2.10	12/11/20
	133,333	66,667	(7)		4.90	5/13/22

Cheri St. Arnauld	83,334	—			2.02	6/8/20
	58,334	—			1.99	6/23/21
	25,000	5,000	(8)		6.28	6/11/22
	46,667	23,333	(9)		4.90	5/13/22
	60,000	120,000	(10)		7.55	7/19/23

Gerard Wendolowski	5,556	2,778	(11)		2.28	4/15/20
	2,778	1,389	(12)		2.28	4/15/20
	58,334	—			2.02	6/8/20
	166,667	—			1.99	6/23/21
	133,333	66,667	(13)		4.90	5/13/22
	60,000	120,000	(14)		7.55	7/19/23

———————

(1)

Remainder vests on March 15, 2020.

(2)

Remainder vests on March 22, 2020.

(3)

Remainder vests on December 31,2020.

(4)

Remainder vests on October 23, 2020.

(5)

Remainder vests on October 23, 2020.

(6)

Mr. Mathews exercised the 162,500 stock options on July 15, 2019, and acquired 97,779 shares of common stock.

(7)

Remainder vests on May 13, 2020.

(8)

Remainder vests in two equal quarterly increments beginning on February 11, 2019 until fully vested on June 11, 2020.

(9)

Remainder vests on May 13, 2020.

(10)

Remainder vests on two equal increments on July 19, 2020 and July 19, 2021.

(11)

Remainder vests on March 22, 2020.

(12)

Remainder vests on  December 17, 2020.

(13)

Remainder vests on May 13, 2020.

(14)

Remainder vests on two equal increments on July 19, 2020 and July 19, 2021.

DIRECTOR COMPENSATION

Our employees do not receive compensation for serving as members of our Board of Directors. Our non-employee directors receive compensation for their service as directors and members of committees of the Board of Directors, consisting of cash and equity awards. Our non-employee directors can elect to receive restricted Common Stock instead of cash compensation. In December 2018, our Board of Directors awarded $35,000 in cash for calendar year 2019 payable quarterly in equal increments subject to continued service as of the applicable payment date and further subject to each applicable director having received grants totaling at least 100,000 options. The only directors receiving cash awards are Messrs. Jensen, Rich and Kaplan. Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board and committee members. Under the Plans, our non-employee directors receive grants of stock options as compensation for their services on our Board, as described above. Because we do not pay compensation to employee directors, Mr. Michael Mathews was not compensated for his service as a director in 2019 Fiscal Year and is omitted from the following table.

2019 Fiscal Year Director Compensation

In the 2019 Fiscal Year, non-employee members of our Board of Directors were compensated for as follows:

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(1)(2)	Option Awards ($)(d)(1)(2)	Total ($)(j)

Frank Cotroneo (3)	—	—	83,334	83,334
Michael D’Anton (4)	—	—	—	—
Norman D. Dicks	—	10,240	20,000	30,240
C. James Jensen	8,750(5)	15,360	—	24,110
Andrew Kaplan	8,750(5)	10,240	—	18,990
Malcolm F. MacLean IV	—	10,240	20,000	30,240
Oksana Malysheva (4)	—	—	—	—
Sanford Rich	8,750(5)	10,240	—	18,990
John Scheibelhoffer (4)	—	—	—	—
Rick Solomon (4)	—	—	—	—

———————

(1)

Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures granted to the independent members of our Board of Directors during the 2019 Fiscal Year, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by each director.

(2)

The table below sets forth the shares of restricted Common Stock and unexercised options held by each of our non-employee directors outstanding as of April 30, 2019.

(3)

Mr. Cotroneo has served as a director since December 13, 2018.

(4)

Messrs. D’Anton, Scheibelhoffer and Solomon and Ms. Malysheva served as directors until December 13, 2018.

Name	Aggregate Number of Restricted Stock Awards Outstanding at April 30, 2019	Aggregate Number of Unexercised Option Awards Outstanding at April 30, 2019

Frank Cotroneo	—	41,667
Michael D’Anton	—	61,178
Norman D. Dicks	2,000	66,667
C. James Jensen	3,000	120,940
Andrew Kaplan	8,836	112,606
Malcolm F. MacLean IV	2,000	61,667
Oksana Malysheva	—	10,000
Sanford Rich	8,836	95,106
John Scheibelhoffer	—	65,939
Rick Solomon	—	70,834

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of November 1, 2019 by (i) those persons known by the Company to be owners of more than 5% of its common stock, (ii) each director and director nominee, (iii) the Named Executive Officers (as disclosed in the Summary Compensation Table), and (iv) the Company’s executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary.

Title of Class	Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)

Named Executive Officers:
Common Stock	Michael Mathews (2)	1,149,567	5.9%
Common Stock	Cheri St. Arnauld (3)	296,556	1.5%
Common Stock	Gerard Wendolowski (4)	444,539	2.3%

Directors:
Common Stock	Frank Cotroneo (5)	13,889	*
Common Stock	Norman D. Dicks (6)	44,353	*
Common Stock	C. James Jensen (7)	295,790	1.5%
Common Stock	Andrew Kaplan (8)	156,958	*
Common Stock	Malcolm MacLean (9)	731,651	3.8%
Common Stock	Sanford Rich (10)	117,806	*
Common Stock	All directors and all executive officers as a group (11 persons) (11)	3,345,442	16.2%

5% Stockholders:
Common Stock	Goudy Park Management, LLC (12)	1,700,000	8.9%
Common Stock	William Blair Investment Management, LLC (13)	1,220,498	6.4%
Common Stock	Leon G. Cooperman (14)	1,192,049	6.2%

———————

* Less than 1%.

(1)

Beneficial Ownership Note. Applicable percentages are based on 19,161,063 shares of Common Stock outstanding as of November 1, 2019. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days.

(2)

Mathews. Mr. Mathews is our Chairman and Chief Executive Officer. Includes (i) 2,917 shares held jointly with his spouse, (ii) 8,334 shares held by a trust of which Mr. Mathews is the trustee, and (iii) 489,199 vested stock options.

(3)	St. Arnauld. Dr. St. Arnauld is our Chief Academic Officer. Includes 273,335 vested stock options.
(4)	Wendolowski. Mr. Wendolowski is our Chief Operating Officer. Includes 426,668 vested stock options.
(5)	Cotroneo. Mr. Cotroneo is a director. Includes 13,889 vested stock options.
(6)	Dicks. Congressman Dicks is a director. Includes 32,222 vested stock options.
(7)	Jensen. Mr. Jenson is a director. Includes 60,000 vested stock options. Mr. Jensen has pledged 114,107 shares of common stock as collateral for a bank loan.
(8)	Kaplan. Mr. Kaplan is a director. Includes 89,167 vested stock options.

(9)

MacLean. Mr. MacLean is a director. Includes (i) 123,779 shares held jointly with his spouse, (ii) 98,000 shares held by Starfish Partners LLC which Mr. MacLean indirectly controls, (iii) 161,291shares held by Taurus Capital Partners LLC of which Mr. MacLean is the Managing Member, (iv) 18,938 shares held as custodian for the benefit of Mr. MacLean’s children, (v) 173,996 shares held in the name of his IRA and SEP IRA, (vi) 4,500 shares held in trust, (vii) 7,333 shares held in spouse’s IRA, (viii) 86,512 shares held in Star Asia Capital Management LLC DPB Plan U/A 01/01/2015, and (ix) 55,000 vested stock options.

(10)	Rich. Mr. Rich is a director. Includes (i) 2,188 shares held in the name of Mr. Rich’s IRA and (ii) 77,223 vested stock options.
(11)

Directors and Executive Officers as a group. This amount includes ownership by all directors and all current executive officers including those who are not Named Executive Officers under the SEC’s disclosure rules. It does not include 50,000 Restricted Stock Units held by Dr. Anne McNamara, since the underlying shares are not issuable for three years.

(12)

Goudy Park. Based on a Schedule 13G/A filed with the SEC on February 7, 2019. Of these shares, the managing member of Goudy Park Management, LLC, James W. DeYoung, Jr., has the sole power to vote or sell the shares. Address is 1 N. Franklin Street, Suite 350, Chicago, IL 60606.

(13)

William Blair. Based on a Schedule 13G filed with the SEC on February 13, 2019. Of these shares, William Blair Investment Management, LLC has the (i) sole power to vote with respect to 1,158,548 shares, and (ii) sole power to sell with respect to 1,220,498 shares. Address is 150 North Riverside Plaza, Chicago, IL 60606.

(14)	Leon G. Cooperman. Includes 192,049 warrants to purchase shares of common stock.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE ASPEN GROUP, INC. 2018 EQUITY INCENTIVE PLAN

Overview and Purpose of the Amendment

We are asking you to approve an amendment to the Aspen Group, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) to increase from 500,000 to 1,100,000 shares the number of shares of common stock that the Company is authorized to issue under the 2018 Plan (the “Amendment”). Our Board has adopted a resolution approving the Amendment and submitting it to a vote by the Company’s stockholders at the Annual Meeting.

Having a sufficient number of shares under the 2018 Plan is critical to our ability to continue to attract, retain, engage and focus highly motivated and qualified employees, particularly in the competitive labor market that exists today in our industry. A copy of the Amendment is attached to this proxy statement as Annex A.

Interest of Officers and Directors in Matters to Be Acted Upon

All of the current directors and executive officers of the Company have in the past and may in the future receive discretionary equity awards under the 2018 Plan if an amendment to the 2018 Plan is approved by the stockholders at the Annual Meeting, as stated in more detail in Proposal 2. The Company’s present plans are to grant Restricted Stock or Restricted Stock Units to directors, executive officers and employees and no longer grant stock options except to new employees whose offer letters promised grants of options. Additionally, the Company expects to grant options to its new Audit Committee Chairman. In addition, in order to encourage long-term employment, we plan to grant Restricted Stock Units or Restricted Stock that will vest in three years, subject to continued employment.

Reasons For Seeking Stockholder Approval

We are submitting the Amendment to a vote by our stockholders at the Annual Meeting pursuant to Nasdaq Rule 5635(c), which requires stockholder approval when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants of a Nasdaq-listed company.

Description of the 2018 Plan

The 2018 Plan is a broad-based plan in which all officers and employees, directors and consultants of the Company and its subsidiaries are eligible to participate. The purpose of the 2018 Plan is to further the growth and development of the Company by providing, through ownership of stock of the Company and other equity-based awards, an incentive to its officers, employees and consultants who are in a position to contribute materially to the prosperity of the Company, to increase such persons’ interests in the Company’s welfare, by encouraging them to continue their services to the Company. This plan has enabled the Company to attract individuals of outstanding ability to become employees, consultants, officers, directors and director advisors of the Company. Approval of this amendment is necessary to ensure the Company can continue to attract employees of outstanding ability. Set forth below is the summary of the material terms of the 2018 Plan.

Administration

The 2018 Plan may be administered by the Compensation Committee or the entire Board (if no Compensation Committee has been appointed) (the “Administrator”).  The Administrator has the authority to, among other things, determine the persons to whom awards under the 2018 Plan will be granted, determine the terms and conditions of each award and the time it will be granted, interpret the 2018 Plan, and promulgate and rescind any rules related to it.

Eligibility

Employees, officers, directors and consultants of the Company and its subsidiaries are eligible to receive Awards under the 2018 Plan. Only employees are eligible to receive incentive stock options (“ISOs”) as defined in the Code. There are currently approximately 250 eligible participants under the 2018 Plan.

Available Awards; Share Reserve

Awards that may be granted under the 2018 Plan include stock options (including ISOs and non-qualified stock options), stock appreciation rights (“SARs”), restricted stock, and restricted stock units (“RSUs”). The terms of each award are evidenced by a written agreement in the form approved by the Administrator.

The Company has reserved an aggregate of 500,000 shares of common stock for awards under the 2018 Plan and is seeking stockholder approval to reserve an additional 600,000 shares, for a total of 1,100,000 shares of common stock. If any outstanding award expires or is canceled, forfeited, or terminated without issuance of the full number of shares of common stock to which the award related, or if the Company reacquires the unvested shares of restricted stock, the number of shares available under the 2018 Plan will be increased by the portion of the award that expired, or was canceled, forfeited or terminated, or the number of shares of unvested restricted stock so reacquired. Shares tendered in payment of the option exercise price or withheld by the Company to satisfy any tax withholding obligation, will again become available for future grants under the 2018 Plan.

Limitation on Awards

The exercise price of options or SARs granted under the 2018 Plan shall not be less than the fair market value of the underlying common stock at the time of grant. In the case of ISOs, the exercise price may not be less than 110% of the fair market value in the case of 10% stockholders. Options and SARs may not be exercisable for a period of more than 10 years after the date of grant, except that the exercise period of ISOs granted to 10% stockholders is limited to five years. The exercise price may be paid by check or wire transfer or, at the discretion of the Administrator, by delivery of shares of our common stock having a fair market value equal as of the date of exercise to the cash exercise price, or a combination thereof.

Stock Options

Both ISOs and non-qualified stock options may be granted under the 2018 Plan. The Company currently does not expect to grant ISOs in the foreseeable future. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Administrator, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted. Fair market value of the common stock is generally equal to the closing price for the common stock on the trading day immediately preceding the date of the grant.

Stock Appreciation Rights

A SAR entitles the holder to receive, as designated by the Administrator, cash or shares of common stock, in the amount equal to the excess of the fair market value of a specified number of shares of common stock at the time of exercise over the exercise price established by the Administrator.

The exercise price of each SAR granted under the 2018 Plan shall be established by the Administrator or shall be determined by method established by the Administrator at the time the SAR is granted, provided the exercise price shall not be less than 100% of the fair market value of a share of common stock on the date of the grant, or such higher price as is established by the Administrator.

Restricted Stock

A restricted stock award gives the recipient a stock award subject to restriction on sale. The Administrator determines the terms and conditions of restricted stock awards, including the number of shares of restricted stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award generally will have the rights of a stockholder from the date of the grant, including the right to vote the shares of common stock and the right to receive dividends.

Restricted Stock Units

An RSU gives the recipient the right to receive a number of shares of our common stock on the applicable vesting or other dates. Delivery of the RSU may be deferred beyond vesting as determined by the Administrator. The Administrator determines the terms and conditions of RSUs, including the number of units granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award and possesses no incidents of ownership with respect to the underlying common stock.

Term, Termination and Amendment

The Board may amend or terminate the 2018 Plan. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the stockholders of the Company to the extent that stockholder approval is necessary to satisfy the requirements of Section 422 of the Code or required by the rules of the principal national securities exchange or trading market on which our common stock trades. The Plan shall terminate on September 6, 2028, unless previously terminated by the Board.

The Board at any time, and from time to time, may amend the terms of any one or more awards. However, the rights under the award shall not be impaired by any such amendment, except with the written consent of the grantee.

Forfeiture

All vested or unvested stock rights are immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of the Company including fraud, dishonesty or violation of the Company’s policy.

Adjustments upon Changes in Capitalization

The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the 2018 Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding award, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Administrator.

Change of Control

In the event of a change of control, the vesting of all awards will fully accelerate and all outstanding options and SARs will become immediately exercisable only if the successor corporation refuses to assume or substitute for the outstanding awards. The change of control is defined as (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires stockholder approval under applicable state law; or (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences with respect to awards granted under the 2018 Plan.

Incentive Stock Options

The recipient does not recognize any taxable income as a result of the grant or exercise of an ISO qualifying under Section 422 of the Code. However, the exercise of an ISO may increase the recipient’s alternative minimum tax liability.

If a recipient holds stock acquired through the exercise of an ISO for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised, any gain or loss on a disposition of those shares, or a qualifying disposition, will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.

Generally, if the recipient disposes of the stock before the expiration of either of those holding periods, or a disqualifying disposition, then at the time of such disqualifying disposition the recipient will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of common stock on the date of exercise over the exercise price, or (ii) the recipient’s actual gain, if any, on the purchase and sale. Any additional gain recognized by the recipient upon the disposition will be long-term or short-term capital gain or loss, depending on whether the stock was held for more than one year.

To the extent the recipient recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Non-Qualified Stock Options

The recipient does not recognize any taxable income as a result of a grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. When the shares are sold, any difference between the sale price and the fair market value of the shares on the date of exercise will generally be treated as long-term or short-term capital gain or loss, depending on whether the stock was held for more than one year.

Upon the exercise of a non-qualified stock option, Aspen will be entitled to a corresponding income tax deduction in the tax year in which the option was exercised.

Restricted Stock

The recipient of a restricted stock award does not have taxable income upon receipt of the award. When the restricted stock award is vested, the recipient will recognize ordinary income in an amount equal to the difference of the fair market value of the shares on the date of vesting and the amount paid for such restricted stock, if any.

Upon the vesting of a restricted stock award, the Company will be entitled to a corresponding income tax deduction in the tax year in which the restricted stock award vested.

The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the recipient will not realize any additional taxable income when the shares become vested.

Stock Appreciation Rights

A recipient does not recognize any taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price.

Upon the exercise of an SAR, the Company will be entitled to a corresponding income tax deduction in the tax year in which the SAR was exercised.

Transfer

Except for ISOs, all awards are transferable subject to compliance with the securities laws and the Plan. ISOs are only transferable by will or by the laws of descent and distribution.

Restricted Stock Units

RSUs do not result in any taxable income upon grants when the underlying common stock is delivered, the recipient incurs taxable income based upon the fair market value of the common stock as of the deemed delivery date.

New Plan Benefits

The benefits that will be awarded under the 2018 Plan, as amended, cannot currently be determined. Except as discussed in “Executive Compensation – Bonuses – Target Bonus”, awards granted under the 2018 Plan are within the discretion of the Compensation Committee. As of the date of this Proxy Statement the Compensation Committee has not determined future awards under the 2018 Plan or recipients of such awards, and no awards would have been received by or allocated to the Company’s Named Executive Officers, current executive officers, current independent directors or employees for the 2019 Fiscal Year if the 2018 Plan had been in effect as of the end of the 2019 Fiscal Year.

Equity Compensation Plan Information

The following chart reflects the number of securities granted and the weighted average exercise price for our compensation plans as of April 30, 2019.

Name Of Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Aspen Group, Inc. 2012 Equity Incentive Plan, as amended (1)	2,966,112	4.18	322,712
Aspen Group, Inc. 2018 Equity Incentive Plan (2)	443,042	6.17	8,352
Equity compensation plans not approved by security holders	—	—	—
Total	3,409,154	4.44	331,064

———————

(1)	Represents options issued under the 2012 Equity Incentive Plan, as amended. Includes 3,035,783 options granted to current directors and executive officers.
(2)	Represents options issued under the 2018 Plan. Includes 291,667 options granted to current directors and executive officers.

The Board recommends a vote “FOR” this Proposal 2.

PROPOSAL 3. RATIFICATION OF THE SELECTION OF SALBERG & COMPANY, P.A. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING APRIL 30, 2020

The Audit Committee has selected Salberg & Company, P.A. (“Salberg”), to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2020, and the Board has recommended that such selection be submitted for ratification by the stockholders at the Annual Meeting. Salberg has been the Company’s independent registered public accounting firm since 2012. Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. If the selection is not ratified, the Audit Committee will consider its options.

A representative of Salberg is not expected to be present at the Annual Meeting.

The Board recommends a vote “FOR” this Proposal 3.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee operates in accordance with a written charter, which was adopted by the Board, and copy of which is available on our corporate website at “https://ir.aspen.edu/governance-docs”. The Audit Committee currently consists of Sanford Rich, Chairman, Frank Cotroneo and C. James Jensen. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee has met and held discussions with management and Salberg. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the financial statements with management and Salberg. The Audit Committee reviewed with Salberg its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Audit Committee has:

-

reviewed and discussed the audited financial statements with management;

-

met privately with the independent registered public accounting firm and discussed matters required by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

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received the written disclosures and the letter from the independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed its independence with the Company; and

-

in reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2019.

This report is submitted by the Audit Committee.

Frank Cotroneo, Chairman

Sanford Rich

C. James Jensen

It is not the duty of the Audit Committee to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis. In its review of non-audit services, the Audit Committee considers whether the engagement could compromise the independence of our independent registered public accounting firm, and whether for the reasons of efficiency or convenience is in our best interest to engage our independent registered public accounting firm to perform the services. During the 2019 Fiscal Year, all of the services provided and fees charged by Salberg were approved by our Audit Committee.

Principal Accountant Fees and Services

All of the services provided and fees charged by Salberg & Company, P.A. (“Salberg”) our principal accountant, were approved by our Audit Committee.  The following table shows the fees paid to Salberg for the fiscal years ended April 30, 2019 and 2018.

	Year Ended April 30, 2019 ($)	Year Ended April 30, 2018 ($)
Audit Fees (1)	227,000	178,000
Audit Related Fees (2)	4,000	57,000
Tax Fees	—	—
All Other Fees	—	—
Total	231,000	235,000

———————

(1)

Audit fees – these fees relate to services rendered for the audits of our annual consolidated financial statements, for the review of our quarterly financial statements, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements including annual filings with the Department of Education.

(2)	Audit related fees – these fees relate to audit related consulting, Registration Statements and other Department of Education audit requirements.

OTHER MATTERS

The Company has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, the Company will cancel your previously submitted proxy.

Annex A

Amendment No. 1 to the

Aspen Group, Inc.

2018 Equity Incentive Plan

This Amendment No. 1 to the 2018 Equity Incentive Plan (the “Plan”) amends the number of shares authorized under Section 4 of the Plan by deleting 500,000 shares and replacing it with 1,100,000 shares.

A-1

ASPEN GROUP, INC. 276 FIFTH AVENUE, SUITE 505 NEW YORK, NY 10001-4509

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 29, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 29, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON You may vote the shares in person by attending the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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E52475-P14488	DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASPEN GROUP, INC.			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR all listed nominees:						number(s) of the nominee(s) on the line below.

1.	Elect seven members of the Board of Directors for a one-year term expiring at the next annual meeting of stockholders.		☐	☐	☐

Nominees:

	01) Michael Mathews	05) Andrew Kaplan
	02) Frank Cotroneo	06) Malcolm F. MacLean
	03) Norman D. Dicks	07) Sanford Rich
04) C. James Jensen

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain

2.	Approve an amendment to the Aspen Group, Inc. 2018 Equity Incentive Plan to increase from 500,000 to 1,100,000 shares the number of shares of common stock available for issuance under the plan.						☐	☐	☐

3.	Ratify the selection of Salberg & Company, P.A. as the Company's independent registered public accounting firm for fiscal year ending April 30, 2020.						☐	☐	☐

4.

Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the Annual Report on Form 10-K, as amended, are available at www.proxyvote.com.

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E52476-P14488

ASPEN GROUP, INC.
Annual Meeting of Stockholders
December 30, 2019
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Michael Mathews and Joseph Sevely, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ASPEN GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, MST on December 30, 2019, at Aspen Group, Inc., 4615 E. Elwood Street, Phoenix, Arizona 85040, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side